First California Financial Group, Inc. 10-K
EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
First California Financial Group, Inc. and Subsidiaries

We consent to the incorporation by reference in the following Registration Statements and in their related prospectuses  of our report dated March 18, 2013, with respect to the consolidated balance sheets of First California Financial Group, Inc. and Subsidiaries (First California Financial Group, Inc.) as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012, and of our same report, with respect to First California Financial Group, Inc.’s effectiveness of internal control over financial reporting as of December 31 2012, which is included in this annual report on Form 10-K of First California Financial Group, Inc. for the year ended December 31, 2012.

•	Registration Statement on Form S-8 (No. 333-175322) of First California Financial Group, Inc.
•	Registration Statement on Form S-8 (No. 333-144617) of First California Financial Group, Inc.
•	Registration Statement on Form S-8 (No. 333-141391) of First California Financial Group, Inc.
•	Registration Statement on Form S-3 (No. 333-178201) of First California Financial Group, Inc.
•	Registration Statement on Form S-3 (No. 333-156790) of First California Financial Group, Inc.
•	Registration Statement on Form S-4 (No. 333-185356) of PacWest Bancorp

/s/ MOSS ADAMS LLP

Portland, Oregon
March 18, 2013